Exhibit 8.1

2800 JPMorgan Chase Tower, 600 Travis Houston, Texas 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com :

February 3, 2011

Martin Midstream Partners L.P.
4200 Stone Road
Kilgore, Texas 75662

Ladies and Gentlemen:

We have acted as counsel to Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale by the Partnership of its common units representing limited partner interests (the “Common Units”). We have also participated in the preparation of the Partnership’s prospectus dated December 31, 2010 (the “Prospectus”) and the Partnership’s prospectus supplement dated February 3, 2011 (the “Prospectus Supplement”) forming part of the Partnership’s Registration Statement on Form S-3 (File No. 333-171028) (the “Registration Statement”).

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Considerations” in the Prospectus and the Prospectus Supplement, respectively.

We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Locke Lord Bissell & Liddell LLP with respect to the matters set forth therein (i) as of the date of the Prospectus in respect of the discussion set forth under the caption “Material Tax Considerations” in the Prospectus, and (ii) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Material Tax Considerations” in the Prospectus Supplement, subject to the assumptions, qualifications, exceptions and limitations set forth therein, and excepting the representations and statements of fact of the Partnership and its general partner included in the Discussion, as to which we express no opinion.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, Prospectus and Prospectus Supplement, (ii) certain other filings made by the Partnership with the Securities and Exchange Commission (“SEC”) and (iii) other information provided to us by the Partnership and its general partner.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K and to the use of our name in the Discussion in the Prospectus and Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Locke Lord Bissell & Liddell LLP

LOCKE LORD BISSELL & LIDDELL LLP